Exhibit 99.1

                     Lawson Software Announces CFO Departure


     ST. PAUL, Minn.--(BUSINESS WIRE)--July 27, 2006--Lawson Software, Inc. (Nasdaq:LWSN) today announced that Chief Financial Officer Robert Barbieri will be leaving the company Oct. 31. Until his departure, Mr. Barbieri will continue as chief financial officer and oversee the completion of the company's financial reporting for fiscal 2006 and continue to lead the company's worldwide finance and accounting team. He may elect to depart before Oct. 31 if he has completed his transition. Mr. Barbieri has served as Lawson's executive vice president and chief financial officer since August 2000. P. Lawson's board of directors will conduct a search for Mr. Barbieri's successor. If that search is not completed before Mr. Barbieri's departure, the board of directors will name Stefan Schulz, Lawson senior vice president and global controller, as acting chief financial officer. Mr. Schulz joined Lawson in October 2005 as senior vice president and global controller after serving as vice president of global revenue operations for BMC Software. Since joining Lawson, he has been instrumental in the planning and execution of the recently completed merger between Lawson and Intentia International AB. Mr. Schulz is a Certified Public Accountant.
     Mr. Barbieri said, "After six years at Lawson and helping to guide the company through its initial public offering and several acquisitions, I feel that it is time to allow others to lead the next leg of Lawson's journey. I am fully supportive of the plans for the combined Intentia and Lawson businesses, and I continue to believe in the company and its leadership, people, financial health and future. I also want to express my personal thanks to Richard Lawson, one of the true pioneers in enterprise software." P. "Richard Lawson and I both want to thank Bob for his many contributions to Lawson over the years, and most recently his role in the combination with Intentia," said Harry Debes, Lawson chief executive officer. "We appreciate his leadership through this transition and wish him well in his future endeavors."

     About Lawson Software

     Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

     Forward-Looking Statements

     This press release may contain forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and as included in Lawson Holding's Form S-4 Proxy Statement/Prospectus filed with the Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.


     CONTACT: Lawson Software, St. Paul
              Terry Blake, 651-767-4766
              terry.blake@lawson.com
              or
              Investors and Analysts:
              Barbara Doyle, 651-767-4385
              barbara.doyle@lawson.com